Exhibit 5


                         Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1) That it previously has filed a Registration Statement on Form F-6 (ARM Holdings plc, Registration No. 333-8486) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

(2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.


                                        THE BANK OF NEW YORK,
                                        As Depositary

                                        By: /s/ Joanne F. DiGiovanni
                                            --------------------------
                                        Name: Joanne F. DiGiovanni
                                        Title: Vice President

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